Exhibit 99.1

ACIMA HOLDINGS, LLC

Consolidated Financial Statements and Supplementary Information
Together with Independent Auditors’ Report
December 31, 2019

INDEPENDENT AUDITORS’ REPORT

To the Board of Members of Acima Holdings, LLC

We have audited the accompanying consolidated financial statements of Acima Holdings, LLC and subsidiaries (collectively, the Company), which comprise the consolidated balance sheets as of December 31, 2019, 2018, and 2017, the related consolidated statements of operations, equity, and cash flows for the years then ended, and the related notes to consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to error or fraud. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acima Holdings, LLC and subsidiaries as of December 31, 2019, 2018, and 2017, and the consolidated results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information
Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Tanner LLC
Lehi, Utah

January 14, 2021

ACIMA HOLDINGS, LLC
Consolidated Balance Sheets

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Assets

Cash	$20,549,626	$12,140,271	$7,970,279
Lease receivables, net	20,754,248	10,547,400	5,729,357
Leased assets, net	268,493,222	177,397,432	86,764,803
Intangible assets, net	10,031,075	7,350,588	5,391,695
Other assets, net	1,327,738	1,386,253	1,218,820

Total assets	$321,155,909	$208,821,944	$107,074,954

Liabilities and Equity

Operating liabilities	$4,661,525	$3,124,823	$3,484,488
Lease liabilities	12,412,079	8,075,061	3,400,419
Income tax distribution payable	5,900,000	1,600,000	800,000
Sales tax obligation, net	3,650,152	3,694,583	3,557,689
Senior debt	150,000,000	125,000,000	63,000,000
Senior debt deferred costs	(313,009)	(1,252,045)	—
Junior debt	2,500,000	5,000,000	9,765,000

Total liabilities	178,810,747	145,242,422	84,007,596

Commitments and contingencies

Equity	142,345,162	63,579,522	23,067,358

Total liabilities and equity	$321,155,909	$208,821,944	$107,074,954

See notes to consolidated financial statements.	1

ACIMA HOLDINGS, LLC
Consolidated Statements of Operations

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Lease portfolio revenues, net	$866,456,698	$488,377,005	$217,676,502

Direct lease portfolio costs:
Depreciation of leased assets	669,076,377	389,014,022	164,480,927
Direct lease costs	28,157,142	19,764,252	10,101,455

Total direct lease portfolio costs	697,233,519	408,778,274	174,582,382

Gross profit from lease portfolio	169,223,179	79,598,731	43,094,120

Interest costs:
Senior debt facility	12,381,571	10,528,284	5,372,099
Junior debt	481,342	1,566,260	980,877

Total interest costs	12,862,913	12,094,544	6,352,976

Net profit from lease portfolio	156,360,266	67,504,187	36,741,144

Operating costs:
Payroll costs, net	23,348,588	17,214,744	11,531,934
Other operating costs	8,990,956	7,604,339	4,958,842
Equity-based compensation	719,824	422,674	398,532

Total operating costs	33,059,368	25,241,757	16,889,308

Net income	$123,300,898	$42,262,430	$19,851,836

See notes to consolidated financial statements.	2

ACIMA HOLDINGS, LLC
Consolidated Statements of Equity

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Beginning equity	$63,579,522	$23,067,358	$4,245,282

Equity-based compensation	719,824	422,674	398,532

Redemption of equity	(1,062,500)	—	—

Distributions	(44,192,582)	(2,172,940)	(1,428,292)

Net income	123,300,898	42,262,430	19,851,836

Ending equity	$142,345,162	$63,579,522	$23,067,358

See notes to consolidated financial statements.	3

ACIMA HOLDINGS, LLC
Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Cash flows from operating activities:
Net income	$123,300,898	$42,262,430	$19,851,836
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Net change in leased assets:
Purchases of leased assets	(758,882,884)	(477,233,853)	(202,573,016)
Depreciation of leased assets	669,076,377	389,014,022	164,480,927
Capitalized direct lease costs, net	(1,289,283)	(2,412,798)	(861,404)
	(91,095,790)	(90,632,629)	(38,953,493)
Other amortization:
Amortization of intangible assets	2,581,776	1,791,181	930,238
Deferred costs on debt	939,036	541,752	—
Equity-based compensation	719,824	422,674	398,532
	4,240,636	2,755,607	1,328,770
Net changes in other operating accounts:
Lease receivables	(10,206,848)	(4,818,043)	(2,460,718)
Other assets	58,515	(167,433)	(128,022)
Operating liabilities	1,536,702	(359,665)	1,431,648
Lease liabilities	4,337,018	4,674,642	2,676,643
Sales tax obligation	(44,431)	136,894	4,463,873
	(4,319,044)	(533,605)	5,983,424

Net cash provided by (used in)
operating activities	32,126,700	(46,148,197)	(11,789,463)

Cash flows from investing activities:
Investment in intangible assets	(5,262,263)	(3,750,074)	(4,018,269)

Cash flows from financing activities:
Net change in senior debt	25,000,000	62,000,000	19,800,000
Net change in junior debt	(2,500,000)	(4,765,000)	(1,005,151)
Debt costs paid	—	(1,793,797)	—
Redemption of equity	(1,062,500)	—	—
Distributions	(39,892,582)	(1,372,940)	(628,292)

Net cash provided by (used in)
financing activities	(18,455,082)	54,068,263	18,166,557

Net change in cash	8,409,355	4,169,992	2,358,825

Beginning cash	12,140,271	7,970,279	5,611,454

Ending cash	$20,549,626	$12,140,271	$7,970,279

Supplementary information:
Cash paid for interest	$12,862,913	$12,742,846	$6,171,428

See notes to consolidated financial statements.	4

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements

1.Nature of Business and Summary of Significant Accounting Policies
Nature of Business
Acima Credit, LLC was organized as a limited liability company in the State of Utah on March 8, 2013 (Inception). Until January 2017, Acima Credit, LLC was named Simple RTO, LLC and did business as Simple Finance. Acima Holdings, LLC was organized as a limited liability company in the State of Utah on April 20, 2018 and owns 100% of Acima Credit, LLC, and the former ownership group of Acima Credit, LLC was effectively transferred to Acima Holdings, LLC. Acima Solutions, LLC was organized as a limited liability company in the State of Utah on December 28, 2018 and is also 100% owned by Acima Holdings, LLC.

We are required to present consolidated financial statements that include the accounts of Acima Holdings, LLC, Acima Credit, LLC, and Acima Solutions, LLC (collectively, the Company). All material intercompany accounts and transactions are eliminated in consolidation. Acima Holdings, LLC and Acima Solutions, LLC had essentially no activity since their inception in 2018 and through December 31, 2019.

Headquartered in Salt Lake City, Utah, Acima Credit, LLC offers a lease/purchase program in 46 states to customers of retail stores and merchants as an alternative to traditional financing. Leased assets consist primarily of home furniture, mattresses, appliances, and automobile tires. Under the lease program, lessees enter into a lease agreement, typically with the following basic terms and conditions:

•Periodic payments in fixed amounts
•Lease-to-own term typically approximately twelve months
•Same-as-cash purchase option within 90 days
•Discounted purchase option (65% of unpaid obligation)
•Cancelable anytime

Use of Estimates
Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The allowance for uncollectable receivables and the reserve for impaired leased assets are significant estimates.

Management estimates the allowance for uncollectable receivables and the reserve for impaired leased assets using statistical methods based on historical payment behaviors, collection trends, and underwriting characteristics. We have long used these methods to underwrite and monitor our lease portfolio and we believe them to be reliable for purposes of determining the necessary allowance and reserve.

For accounts with a regularly scheduled billing that is delinquent by 120 days or more, the related receivables are either charged off as uncollectable or reduced to zero net of the allowance, and the related leased asset is either fully depreciated or reduced to zero net of the reserve.

The provision for uncollectable receivables addressed in Note 2 consists of the net change in the allowance for uncollectable receivables and the amount of all lease receivables charged off during the period. The provision for unrecoverable leased assets addressed in Note 3 consists of the net change in the reserve for impaired leased assets, which acts to temporarily accelerate depreciation.

Concentrations of Credit Risk
The Company is exposed to the credit risk associated with its leases. If the Company’s customers quit making payments as contractually provided in their lease arrangements, the related lease receivables may not be collectable, and the related net leased assets may not be recoverable. The Company is also exposed to the credit risk associated with its cash balances that either are not insured or that exceed Federally insured limits.

5

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
Continued

1.Nature of Business and Summary of Significant Accounting Policies Continued
Lease Portfolio Income Recognition
Lease portfolio revenues consist of revenues earned from the lease or sale of leased assets. Revenues from the lease of leased assets is earned on a straight-line basis over the term of the lease, commencing once the lessee signs the lease agreement and receives the leased asset and the Company funds the lease, and ending when final payment is made. Revenues from the sale of leased assets (purchase option) is recognized upon receipt of the proceeds from sale.

Scheduled lease payments are considered receivable when billed. Lease payments received in excess of amounts billed are recognized as lessee deposits. For leases where lease revenues earned exceed the amounts billed, the excess is recognized as unbilled revenues earned. For leases where amounts billed exceed the lease revenues earned, the excess is recognized as unearned revenues billed.

The lease receivables line item in the consolidated balance sheets consists of billed and uncollected lease payments, unbilled revenues earned, and unearned revenues billed, less the allowance for uncollectable receivables. The lease liabilities line item in the consolidated balance sheets consists of lessee deposits, and sales taxes collected and held for remittance.

Servicing fees (e.g., late fees and insufficient-fund fees) and other lease income are recognized upon receipt.

Leased Assets
Leased assets are recorded at cost less accumulated depreciation and the reserve for impairment. Leased assets are depreciated on a straight-line basis over the term of the lease (generally twelve months). When leased assets are sold (purchase option) or the related accounts are settled or charged off, the remaining net cost is fully depreciated.

Direct Lease Costs
Direct lease costs consist of commissions and sales wages directly related to successful lease originations, plus the portion of processing, audit, and credit reporting costs spent on successful lease originations. Direct lease costs are capitalized with leased assets and amortized in a pattern that mirrors the depreciation of leased assets.

Intangible Assets
Intangible assets consist predominantly of the cost of developing internal-use software systems used to manage the Company’s lease operations. The cost of development deemed capitalizable under US generally accepted accounting principles (US GAAP) is capitalized in monthly tranches, and each month’s tranche is amortized on a straight-line basis over five years, which is the estimated average useful life of new systems development before it is superseded by new development. The internal-use software systems are evaluated for impairment. Impairment loss is recognized if the net carrying amount of an internal-use software system exceeds the undiscounted sum of cash flows expected to result from its use and disposition. As of December 31, 2019, no impairment has been recognized.

Fair Value of Financial Instruments
Our financial instruments include cash, receivables, payables, senior debt, and junior debt. The carrying amounts of cash, receivables, and payables approximate fair value because of the short maturities of these instruments. The interest rates on the senior debt are variable and so the carrying value approximates fair value. The junior debt is due on demand and so the carrying amount approximates fair value.

Income Taxes
As a limited liability company, taxable income or loss from the Company is allocated to its members. Therefore, no provision or liability for income taxes has been included in the financial statements.

6

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
Continued

1.Nature of Business and Summary of Significant Accounting Policies Continued
Sales Tax
In jurisdictions that require sales tax to be levied on lease payments received from the lessee, sales tax collected from the lessee is recognized as a liability until remitted, and no sales tax expense is recognized. In jurisdictions that require sales tax to be levied on the purchase of leased assets, sales tax has been capitalized as part of the cost of the leased assets.

Prior to March 1, 2017, sales tax was paid on the purchase of leased assets in all jurisdictions. For any lease executed prior to March 1, 2017 in jurisdictions that instead require sales tax to be levied on lease payments received from the lessee, the Company did not charge the lessee sales tax on lease payments, but has instead chosen to recognize a sales tax obligation, resulting in the recognition of expense.

Reclassifications Certain reclassifications were made to the 2017 and 2018 financial statements to conform to the presentation in the 2019 financial statements.

Subsequent Events
The Company has evaluated, for potential accounting and disclosure, events and transactions occurring after December 31, 2019 through January 14, 2021, the date these consolidated financial statements were available to be issued.

2. Lease Receivables	Lease receivables consist of the following:

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Billed lease receivables	$42,344,307	$26,685,812	$11,147,104
Unbilled revenues earned	16,006,720	7,886,268	3,490,460
Unearned revenues billed	(4,890,503)	(2,863,192)	(1,359,279)
Allowance for uncollectability	(32,706,276)	(21,161,488)	(7,548,928)

Lease receivables, net	$20,754,248	$10,547,400	$5,729,357

The provisions for uncollectable receivables totaling $130,272,481, $78,433,305, and $32,804,629 for the years ended December 31, 2019, 2018, and 2017, respectively, were netted against lease portfolio revenues. Lease receivables charged off totaled $118,727,693, $64,820,745, and $31,631,051 for the years ended December 31, 2019, 2018, and 2017, respectively.

7

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
Continued

3. Leased Assets	Leased assets consist of the following:

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Leased assets	$442,537,281	$297,432,595	$140,191,659
Accumulated depreciation	(157,427,451)	(109,119,678)	(50,007,613)
Reserve for impairment	(23,220,598)	(16,230,192)	(6,321,152)
	261,889,232	172,082,725	83,862,894

Direct lease costs	17,451,113	13,736,211	7,310,512
Accumulated amortization	(10,847,123)	(8,421,504)	(4,408,603)
	6,603,990	5,314,707	2,901,909

Leased assets, net	$268,493,222	$177,397,432	$86,764,803

The reserve for impairment is temporarily provided against unrecoverable leased assets until the leased asset becomes recoverable or fully depreciates. The provisions for unrecoverable leased assets totaling $6,990,407, $9,909,039, and $541,704 for the years ended December 31, 2019, 2018, and 2017, respectively, were added to the depreciation of leased assets.

Direct lease costs consist of the capitalized cost of sales commissions and rebates; sales, processing, and underwriting wages; and consumer credit information. Direct lease costs totaling $17,451,113, $13,736,211, and $7,310,512 were capitalized in the years ended December 31, 2019, 2018, and 2017, respectively.
4. Intangible Assets	Intangible assets consist of the following:

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Internal-use software systems	$16,018,154	$10,755,891	$7,005,817
Accumulated amortization	(5,987,079)	(3,405,303)	(1,614,122)

Intangible assets, net	$10,031,075	$7,350,588	$5,391,695

Internal-use software systems consist of the capitalized cost of employed software developers. Development costs totaling $5,262,263, $3,750,074, and $4,018,269 were capitalized in the years ended December 31, 2019, 2018, and 2017, respectively.
5. Lease Liabilities	Lease liabilities consist of the following:

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Customer deposits held	$7,356,501	$5,209,295	$1,950,735
Sales tax collected and payable	5,055,578	2,865,766	1,449,684

Lease liabilities	$12,412,079	$8,075,061	$3,400,419

8

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
Continued

6. Borrowings	Senior debt consists of the following:

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Senior Debt * Comvest debt facility, borrowings limited to 69% of eligible receivables** limited to $150 million, interest paid monthly at LIBOR plus 6%, principal and unpaid interest is due April 26, 2021	$150,000,000	$125,000,000	$—

Keystone debt facility, borrowings limited to 68% of eligible receivables limited to $70 million, interest paid monthly at 11%, the balance paid off in April 2018	—	—	63,000,000

Total senior debt	150,000,000	125,000,000	63,000,000

Senior debt deferred costs	(313,009)	(1,252,045)	—

Net senior debt	$149,686,991	$123,747,995	$63,000,000

*The senior debt is secured by the Company’s leases, its assets, and the members’ ownership in the Company. The senior debt is senior in priority to the junior debt. The Company is in compliance with its senior debt covenants.

**Eligible receivables are defined as the sum of the cost of all leased assets originated in the trailing 12 months multiplied by 127.5%, minus the sum of all lease payments received related to the leased assets originated in the trailing 12 months, subject to certain concentration limits.

Junior debt consists of the following:

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Junior Debt *** Note payable to the CEO (and principal owner), interest at 15% paid monthly, and principal is due on demand	$2,000,000	$4,000,000	$4,000,000

Notes payable to the CEO (and principal owner), interest at 10% paid monthly, and principal is due on demand	500,000	1,000,000	3,750,000

Notes payable to former members	—	—	2,015,000

Total junior debt	$2,500,000	$5,000,000	$9,765,000

9

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
Continued

6. Borrowings Continued
***All junior debt is unsecured and subordinated to the senior debt. In the event any payment is made on junior debt, the Company must remain in good standing with the senior debt (no event of default).

As of December 31, 2019, total borrowings come due as follows:

Junior debt due on demand	$2,500,000
Senior debt due April 26, 2021	150,000,000

$152,500,000

7. Contingencies
In the ordinary course of the Company’s operations, the Company may be subject to contingent losses as a result of claims or assessments. As of December 31, 2019, management believes no known asserted claim or assessment will have a significant effect on the financial position or operations of the Company. It is too early to determine whether any unasserted claim or assessment will have a significant effect on the financial position or operations of the Company.

8. Equity and Equity based Compensation
The Company’s equity consists of Class A and Class B Units. There is no meaningful difference between the two classes of equity, in terms of preferences or otherwise, except that Class A Units represent capital interests and Class B Units represent profits interests. Class A Units were issued to founders and investors, and Class B Units were issued to certain key employees. As of December 31, 2019, Class A and Class B Units totaled 197,336,578 and the Company was authorized to issue additional Class B Units totaling 2,263,422.

Equity transactions consist of the following (in units):

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Class A Units:
Number of units	178,236,600	178,236,600	178,236,600

Class B Units:
Beginning number of units	20,099,978	14,839,978	13,512,200
Issuances as incentives	650,000	5,360,000	1,550,000
Forfeitures of unvested	(895,834)	(100,000)	(222,222)
Redemptions	(754,166)	—	—
Ending number of units	19,099,978	20,099,978	14,839,978

Total number of units	197,336,578	198,336,578	193,076,578

As of December 31, 2019, the number of vested Class B Units totaled 16,481,367 with an estimated intrinsic value totaling $78 million.

Equity-based compensation totaled $719,824, $422,674, and $398,532 for the years ended December 31, 2019, 2018, and 2017, respectively. Unrecognized compensation totaling $875,902 from Class B Units outstanding as of December 31, 2019 (and not forfeited as of February 28, 2020) shall be recognized as follows: $507,005 in 2020, $310,611 in 2021, and $58,287 in 2022.

10

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
Continued

8. Equity and Equity based Compensation Continued
Class B Units held no intrinsic value on the dates they were individually issued as incentives. However, US GAAP requires that profits interests be valued at fair value, and that the fair value be recognized as compensation on a straight-line basis over the period from the issue date through completion of vesting. Class B Units issued in 2017 were valued at $111,899 in total and vest over 36 months. Class B Units issued in 2018 were valued at $1,847,106 in total and vest over 36 months. Class B Units issued in 2019 were valued at $468,704 in total and vest over 36 months.

The Class B Units issued in 2019, 2018, and 2017 were valued using the Black-Scholes option pricing model, which model is meant to estimate the price the recipients could have received if they sold their profits interests on the date they were issued. The significant inputs for the Black-Scholes option pricing model include (1) the expected volatility of the equity underlying the instrument, (2) the expected life of the instrument, (3) the risk-free interest rate, and (4) the fair value of the Company’s Class B units as of the date issued.

Management estimated the expected volatility of the Company’s equity (underlying the profits interests), ranging from 43.78% to 46.87%, by applying the actual volatility of certain public companies who do business in the lease-to-own and subprime lending industries. Management estimated the expected life of the instrument to be 2 to 3 years. Management estimated the risk-free interest rate, ranging from 1.47% to 2.60%, by applying the actual interest rate of two-year to three-year constant maturities near the date the profits interests were issued.

9. Premises Rent
On February 7, 2020, the Company entered into a lease agreement to rent premises in Draper, Utah for a period of 66 months. On January 21, 2016, the Company entered into a lease arrangement (later amended for additional space) to rent premises in Sandy, Utah for a period of 45 months. Minimum rents come due after December 31, 2019 as follows:

	Sandy	Draper

In the years ending December 31:
2020	$184,582	$687,405
2021	—	2,131,866
2022	—	2,195,821
2023	—	2,261,688
2024	—	2,329,529
2025	—	1,994,595

	$184,582	$11,600,904

In February 2016, the Financial Accounting Standards Board issued its new lease accounting guidance in ASU No. 2016-02, Leases (Topic 842). Starting in 2021, this guidance will require the Company to recognize its obligation to make future premises lease payments as a liability, and to recognize its right to use the leased premises as an asset, in the consolidated balance sheets. Currently, no premises lease liability or premises right-of-use asset is presented in the consolidated balance sheets.

Amortization of the premises right-of-use asset shall be patterned such that, when combined with Interest accrued on the premises lease liability, the combined lease cost behaves as a single lease cost recognized on a straight-line basis over the term of the lease. Currently, premises rent is already recognized on a straight-line basis over the term of the lease.

10. Subsequent Event	On December 20, 2020, the Company entered into a definitive agreement to be acquired by Rent-A-Center (NASDAQ: RCII). Total consideration consists of $1.273 billion in cash and approximately 10.8 million shares of Rent-A-Center common stock valued at $377 million at the time of signing. Regulatory approval is required before the acquisition is closed. Regulatory approval remains outstanding as of January 14, 2021, the date these consolidated financial statements were available to be issued.

11

ACIMA HOLDINGS, LLC
Supplementary Information

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017

Adjusted EBITDA:
Net income	$123,300,898	$42,262,430	$19,851,836
Interest on senior debt	12,381,571	10,528,284	5,372,099
Interest on junior debt	481,342	1,566,260	980,877
Amortization of intangible assets	2,581,776	1,791,181	930,238
Equity-based compensation	719,824	422,674	398,532
Sales tax obligation exposure	—	100,122	1,857,862

Adjusted EBITDA	$139,465,411	$56,670,951	$29,391,444

	As of December 31, 2019	As of December 31, 2018	As of December 31, 2017

Senior debt in ratio to junior debt and equity	1.04	1.82	1.92
Total liabilities in ratio to equity	1.26	2.28	3.64
Debt service coverage ratio	10.59	4.49	4.12
Debt and distributions coverage ratio	2.39	3.81	3.37

See independent auditors’ report	12